Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 9, 2023 relating to the financial statements of CareTrust REIT, Inc. and the effectiveness of CareTrust REIT, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of CareTrust REIT, Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
February 24, 2023